Exhibit 99.1
                                                                    ------------

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.



Dated: October 13, 2006



                                   QUADRANGLE DEBT RECOVERY ADVISORS LLC


                                   By:  /s/ Michael Weinstock
                                        ----------------------------------------
                                        Name:   Michael Weinstock
                                        Title:  Managing Member




                                   QDRF MASTER LTD.

                                   By:  Quadrangle Debt Recovery Advisors LLC,
                                        its investment advisor


                                   By:  /s/ Michael Weinstock
                                        ----------------------------------------
                                        Name:   Michael Weinstock
                                        Title:  Managing Member

                                   MICHAEL WEINSTOCK

                                   /s/ Michael Weinstock
                                   ---------------------------------------------
                                   Michael Weinstock




                                   CHRISTOPHER SANTANA

                                   /s/ Christopher Santana
                                   ---------------------------------------------
                                   Christopher Santana




                                   ANDREW HERENSTEIN


                                   By:  /s/ Robert Burns
                                        ----------------------------------------
                                        Name:   Robert Burns
                                        Title:  Attorney-in-Fact




                                   JOSIAH ROSENBERG


                                   By:  /s/ Robert Burns
                                        ----------------------------------------
                                        Name:   Robert Burns
                                        Title:  Attorney-in-Fact



                     [JOINT FILING AGREEMENT OF SCHEDULE 13G
                     WITH RESPECT TO THE MILLS CORPORATION]